Certification of the Chief Executive Officer
                       Pursuant to 18 U.S.C. Section 1350



     Solely for the purposes of complying with 18 U.S.C. Section 1350, I, the undersigned Chairman of the Board, President and Chief Executive Officer of Gehl Company (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 29, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          GEHL COMPANY



Date:  August 13, 2002                    By:  /s/ William D. Gehl
                                               ---------------------------------
                                               William D. Gehl
                                               Chairman of the Board, President
                                               and Chief Executive Officer